October 27, 2009

Hand Delivered
Personal and Confidential

Mr. John Bourgoin

Re:           Letter Agreement and Delivery of Separation Agreement

Dear John:

As we have discussed, the attached separation agreement (the “Agreement”) sets forth the terms and conditions of your transition from employment with MIPS Technologies, Inc. (the “Company”), and this letter, the Agreement, and Attachment A to the Agreement (“Attachment A”, and collectively with this letter and the Agreement, the “Separation Documents”) constitute the entire agreement between you and the Company relating to this separation.  You are advised by the Company to carefully review and consider the Separation Documents, and to consult with an attorney of your own choosing, so you can decide whether or not to sign the Separation Documents.  After executing this letter, you acknowledge and agree that the Company may describe our agreement and submit any Separation Documents in filings with the Securities and Exchange Commission at such times and in such filings as the Company deems appropriate.

Your last day of employment with the Company will be December 31, 2009 (the “Separation Date”).  You will resign your positions as President and CEO prior to the Separation Date in the event requested to do so by the Board of Directors of the Company.  If you agree to the terms and conditions set forth in the Separation Documents, please: (i) sign this letter and return it to the Company, (ii) sign Attachment A on or before the Separation Date and return it to the Company, and (iii) sign the Agreement at any time between the Separation Date and February 14, 2010, and return it to the Company.  Please return all signed Separation Documents to Trish Leeper at MIPS Technologies, Inc., 955 East Arques Avenue, Sunnyvale, CA 94085-4521.

The Company agrees to the terms set forth in the Separation Documents and a representative of the Company has already signed the Agreement on behalf of the Company.  This letter may only be modified in a written agreement signed by you and a duly authorized officer of the Company.

We wish you much success in your future endeavors.

Sincerely,

/s/ SANDY CREIGHTON

Sandy Creighton
Vice President of Corporate Administration

Mr. John Bourgoin Separation Documents

Mr. John Bourgoin
October 27, 2009

By signing this letter agreement, I acknowledge and agree that:

(1)  I have had the opportunity to review the Separation Documents;

(2)  I understand the terms and conditions of the Separation Documents;

(3)  I knowingly and voluntarily agree to all the terms and conditions set forth in the Separation Documents;

(4)  I have been advised by the Company to consult with an attorney of my own choosing, to help me decide whether or not to sign the Separation Documents;

(5)  I will sign Attachment A on or before the Separation Date and promptly return it to the Company; and

(6)  I will sign the Agreement at some point between the Separation Date and February 14, 2010, and promptly return it to the Company.

Date:  November 12, 2009

Signature:   /s/ JOHN BOURGOIN
Name:     John Bourgoin

Mr. John Bourgoin Separation Documents

October 27, 2009

Hand Delivered
Personal and Confidential

Mr. John Bourgoin

Re:           Separation Agreement

Dear John:

This letter sets forth our mutual agreement (the “Agreement”) with respect to the terms of your transition from employment with MIPS Technologies, Inc. (“MIPS” or “Company”), and upon your signature, constitutes the Agreement between you and MIPS relating to this separation.    Accordingly, it is understood and agreed as follows:

Your last day of employment with the Company will be December 31, 2009 (the “Separation Date”). PLEASE NOTE: The earliest date that you can sign this Agreement is your Separation Date.  The latest date that you can sign it is February 14, 2010.  On the Separation Date the Company shall provide to you, subject to all customary withholdings, your salary through and including the Separation Date.   The Company will pay your vacation balance that has accrued through and including the Separation Date, if any.   You will not be eligible for any payment under any bonus plan, including under the Performance-Based Bonus Plan for Executives or under the Additional Performance-Based Bonus Plan for the CEO.

If you sign and do not revoke this Agreement and you continue working diligently up to and including the Separation Date, MIPS agrees to pay you: (i) a lump sum payment in the gross amount of $425,000.00 less applicable withholdings; and (ii) a lump sum payment sufficient to cover eighteen (18) months of COBRA premium to continue your existing coverage in the MIPS-sponsored group health benefit plans (“Separation Payment”).  It is understood and agreed that you will be responsible for the election and payment of any COBRA benefit continuation coverage after December 31, 2009.

Effective upon your Separation Date, you resign any position you may hold as an employee, officer or director of the Company or of any subsidiary or affiliate of the Company; provided, however, that in accordance with the Corporate Governance Guidelines of the Company, the Board may request that you continue on in your capacity as a director of the Company.  In this regard, you agree to execute documents evidencing such resignations as required by local laws and as reasonably requested by the Company.

You acknowledge that the Separation Payment is in addition to wages or other compensation or benefits that may be owed to you by the Company.  In consideration and in exchange for the Company paying you the Separation Payment, you agree, on behalf of yourself, your heirs, executors, administrators and assigns, as follows:

Mr. John Bourgoin Separation Documents

Mr. John Bourgoin
October 27, 2009

1.           You have received all wages earned by you, including unused paid vacation time accrued, through the termination of your employment with the Company.  You also have received all the leave and leave benefits and protections for which you are eligible pursuant to the Family and Medical Leave Act, the California Family Rights Act, or otherwise; and have not suffered any on-the-job injury for which you have not already filed a claim.  You acknowledge that, except as set forth in this Agreement or expressly provided in any written Company employee benefit plan, you are not entitled to and will not receive any additional compensation or severance benefits after the Separation Date.

2.           You have returned to the Company all items of property provided by the Company for your use, and items paid for by the Company and provided for your use, during your employment with the Company including but not limited to all access cards, keys, identification badges, cell phones, pagers, laptop computers and other equipment and related laptop computer items, except that after the hard drive has been wiped clean by the IT department, you may retain your company supplied laptop.  On the Separation Date, your voicemail, email and site access privileges will end, unless otherwise agreed upon in writing with the Chairman of the Board of Directors.

3.           You have returned to the Company or destroyed all documents and materials created or received by you in the course and scope of your employment with the Company (including any documents or materials on any home computer), whether in paper or electronic or other form and including copies, summaries and excerpts thereof, except your personal copies of documents evidencing your hire, rate of compensation, benefits, any stock options or other equity awards, the letter notifying you of your separation, this Agreement, and the Confidential Information and Inventions Agreement you signed in connection with your hire by MIPS (“CIIA”).

4.           In order for you to receive the Separation Payment, you understand that you must: (i) sign and deliver this Agreement to the Company, and it must become effective and enforceable after the applicable revocation time period set forth in Paragraph 12.e. below, (ii) continue to work diligently up to and including the Separation Date, and (iii) attend an exit interview with Human Resources on or before your Separation Date and sign and deliver the enclosed Employment Termination Certificate (“Attachment A”).  The Separation Payment will be paid within 14 calendar days of the date the Agreement becomes effective and enforceable as set forth in Paragraph 12.f. below.

5.           You agree that you fully and forever waive, release, acquit and discharge the Company and any and all past, current and future parent, subsidiary and affiliated companies, predecessors and successors thereto, as well as their respective officers, directors, agents, employees, affiliates, insurers, representatives, shareholders and assigns (collectively, the “Releasees”), from any and all claims, actions, charges, complaints, grievances and causes of action of whatever nature, whether now known or unknown, that arise from or relate to events, acts or omissions occurring on or prior to the date you sign this Agreement.

This general release includes, but is not limited to:  (a) all claims arising out of or in any way related to your employment with the Company or the termination of that employment, (b) all claims related to your compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including, but not limited to, claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal American with

Mr. John Bourgoin Separation Documents

Mr. John Bourgoin
October 27, 2009

Disabilities Act of 1990, the federal Age Discrimination in Employment Act (as amended), and analogous state statutes and local enactments (including, without limitation, the California Fair Employment and Housing Act).

Nothing in this Agreement shall release:  (a) any claims that may arise after the date you sign this Agreement; (b) any rights you have under this Agreement, (c) any rights you have to indemnification under applicable law or the Indemnification Agreement that you have entered into with the Company, or (d) any rights which may not be waived as a matter of law.  In addition, nothing in this Agreement shall prevent you from filing with, cooperating with, testifying before, or participating in any investigation or proceeding before the Equal Employment Opportunity Commission, the Department of Labor, or any analogous state agency, except that you acknowledge and agree that you shall not be entitled to receive any monetary benefits in connection with any such claim, charge, or proceeding with regard to any claim released in this Agreement.

In furtherance of your intent to waive and release all claims “whether now known or unknown,” you specifically waive the rights and benefits conferred upon you by California Civil Code Section 1542 (“Section 1542”) or, if not applicable to you, any applicable state law that is comparable to Section 1542.  You understand that Section 1542 states as follows (parentheticals added):

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR (I.E., YOU) DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR (I.E., THE COMPANY).

You understand that this means that, if you later discover facts different from or in addition to those that you now know or believe to be true, that the waivers and releases of this Agreement shall be and remain in full force and effect in all respects notwithstanding such different or additional facts or your later discovery of such facts.

6.           You agree to cooperate with the Company, diligently and in good faith, up to and including the ninety (90) day period after the Separation Date, by providing information that may be requested by the Company about your pending work and work information so that it may be properly transitioned to others within the Company.  You agree that you will not voluntarily provide assistance, information or advice, directly or indirectly (including through agents or attorneys), to any person or entity in connection with any claim or cause of action of any kind brought against the Company, nor shall you induce or encourage any person or entity to bring such claims.  However, it will not violate this Agreement if you testify truthfully when required to do so by a valid subpoena or under similar compulsion of law.  Further, you agree to voluntarily cooperate with the Company if you have knowledge of facts relevant to any threatened or pending litigation against the Company by making yourself reasonably available without further compensation for interviews with the Company’s counsel, for preparing for and providing deposition testimony, and for preparing for and providing trial testimony.

7.           You agree that neither the fact nor any aspect of this Agreement is intended, or should be construed at any time, to be an admission of liability or wrongdoing by any of the Releasees.

8.           You agree that you will not make any negative or disparaging statements or comments, either as fact or as opinion, about the Releasees including, but not limited to, the services, business, market

Mr. John Bourgoin Separation Documents

Mr. John Bourgoin
October 27, 2009

position, performance and other similar information concerning the Company.  Nothing in this paragraph shall prohibit you from providing truthful information in response to a subpoena or other legal process.

9.           You agree that this Agreement may be filed by the Company with the Securities and Exchange Commission.

10.           You agree that if any provision, or portion of a provision, of this Agreement is, for any reason, held to be unenforceable, such unenforceability will not affect any other provision (or portion of a provision) and this Agreement shall be construed as if such unenforceable provision (or portion of provision) had never been contained herein.

11.           You represent that you have, at all times during your employment with the Company, complied with your obligations under your CIIA, and you understand and acknowledge that, even if you did not sign this Agreement, you would still be bound by obligations after your Separation Date under your CIIA in accordance with its terms.

12.           You understand that:

a.	You are knowingly and voluntarily waiving and releasing any rights that you may have under the Age Discrimination in Employment Act of 1967 (as amended) (the “ADEA”).

b.	The earliest date that you can sign this Agreement is your Separation Date.

c.	The last date you can sign this Agreement is February 14, 2010 (“Agreement Deadline”).

d.
During the time period leading up to the Agreement Deadline, you are advised by MIPS: (i) to carefully consider this Agreement and Attachment A hereto and (ii) to consult with an attorney of your own choosing, so you can decide whether or not to sign this Agreement and (iii) if you decide to sign this Agreement, to sign as required above and promptly return it to the Company as provided below.

e.
For seven (7) days after the date you actually sign this Agreement, you may revoke it.  If you revoke this Agreement, you must deliver written notice of your revocation to Trish Leeper at the address in Paragraph 12.f. below, no later than the seventh day after the date you had signed this Agreement.

f.
The Effective Date of this Agreement will be the eighth (8th) day after the date you have signed it, provided that you have returned to the Company your signed agreement and you have not revoked it.  This Agreement, as signed by you, and any revocation pursuant to Paragraph 12.e., above, should be delivered by U.S. mail, hand or overnight delivery or facsimile to:

Trish Leeper
MIPS Technologies, Inc.
955 East Arques Avenue
Sunnyvale, CA   94085-4521
Facsimile: (408) 530-7178

Mr. John Bourgoin Separation Documents

Mr. John Bourgoin
October 27, 2009

13.           The provisions of this Agreement are severable, and if any part of it is found to be invalid or unenforceable, the other parts shall remain fully valid and enforceable.  Specifically, should a court, arbitrator, or government agency conclude that a particular claim may not be released as a matter of law, it is the intention of the parties that the general release, the waiver of unknown claims and the covenant not to sue above shall otherwise remain effective to release any and all other claims.

14.           In signing this Agreement and by not revoking your agreement to it, you represent and warrant that you are not relying on any statements, representations, negotiations, promises or agreements that are not expressly set forth in this Agreement or in the cover letter included with this Agreement.  You understand and agree that (i) this Agreement contains your entire understanding, and the entire agreement by you, with respect to the matters covered herein; and (ii) this Agreement merges, cancels, supersedes and replaces all prior statements, representations, negotiations, promises or agreements relating to the subjects covered by this Agreement that may have been made by any of the Releasees, except (I)(a) the cover letter included with this Agreement, (b) your CIIA and Employment Termination Certificate, and (c) the Indemnification Agreement that you have entered into with the Company, all of which remain in full force and effect in accordance with their terms,  and (II) any debt obligation you owe to the Company.  This Agreement only may be modified in a written agreement signed by you and a duly authorized officer of the Company.

15.           This Agreement is entered into and governed by the laws of the State of California.

We wish you much success in your future endeavors.

Sincerely,

/s/ SANDY CREIGHTON

Sandy Creighton
Vice President of Corporate Administration

By signing this Agreement, I acknowledge that I have had the opportunity to review this Agreement carefully; that I understand the terms of the Agreement; and I knowingly and voluntarily agree to them.

Date:
Signature:
Name:	John Bourgoin

Mr. John Bourgoin Separation Documents

ATTACHMENT A
EMPLOYMENT TERMINATION CERTIFICATE

I, John Bourgoin, hereby certify that as part of my separation from MIPS Technologies, Inc. and/or its subsidiaries, branch offices, affiliates, successors or assigns (collectively, “MIPS”), I have been reminded of my ongoing obligation to MIPS to avoid work which conflicts with my continuing obligations to MIPS, including my obligations to: (1) not disclose confidential information of MIPS and (2) not to use such confidential information except for the benefit of MIPS.  I further certify that I have returned all materials, including (but not limited to) documents (in any form, such as paper or electronic) devices, records, data, notes, reports, proposals, agreements (in draft and final form), lists, correspondence, specifications, drawings, blueprints, and/or reproductions of any such items, belonging to MIPS, licensed to MIPS and/or received from MIPS, including (but not limited to) all materials prepared by me during the course of my employment by MIPS.  I acknowledge that I am not authorized to remove any such materials (including copies) or other property from MIPS’ premises.

I further certify that I have complied with all the terms of the Confidential Information and Inventions Agreement signed by me, including the reporting of any inventions, conceived or made by me (solely or jointly with others) covered by that agreement.

I further agree that in the future I will comply with all of the terms of the Confidential Information and Inventions Agreement including, but not limited to, holding in strictest confidence any confidential information of MIPS, including MIPS’ trade secrets.  I will preserve as confidential all such information including (but not limited to) all confidential products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, databases, other original works of authorship, employee and customer lists, business plans, financial or organizational information or other subject matter pertaining to any business of MIPS or any of its clients, customers, consultants or licensees. I further acknowledge that information regarding MIPS employees including without limitation organizational charts, employee compensation and other benefits offered to employees constitute valuable confidential information and/or trade secrets of MIPS, and that use of such would constitute a violation of MIPS’ rights, which rights survive my termination of employment.

I understand that courts have classified employees and their identities as valuable corporate assets and in the same category as confidential privileged information.  Accordingly, I have an obligation not to use or disclose to others the names of MIPS employees for recruitment purposes or to use my special knowledge of organization structure, employee capabilities or identities for such purposes.  I agree that, for six months following the effective date of termination of my employment with MIPS, I will not directly or indirectly solicit, induce, recruit, or encourage any of the employees of MIPS to leave their employment either for employment by myself or by any other person or entity.

BY MY SIGNATURE BELOW, I ACKNOWLEDGE THAT I HAVE READ AND UNDERSTAND THIS EMPLOYMENT TERMINATION CERTIFICATE.

John Bourgoin
Employee Name

Employee Signature	Date
WITNESS:
Date

Name (Print):

Mr. John Bourgoin Separation Documents